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                                                                    EXHIBIT (11)
                                 STEPAN COMPANY
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
           For the Three and Six Months Ended June 30, 1995 and 1994
                                   Unaudited

 (In Thousands, except per share amounts)                  Three Months Ended                       Six Months Ended
                                                                 June 30                                June 30
                                                      -------------------------------------------------------------------
                                                          1995             1994                  1995             1994
                                                          ----             ----                  ----             ----
 Computation of per Share Earnings
 ---------------------------------
 Net income                                              $5,418           $4,078               $11,527           $6,100
 Deduct dividends on preferred stock                        267              268                   535              539
                                                        -------          -------             ---------          -------
 Income applicable to common stock                       $5,151           $3,810               $10,992           $5,561
                                                        =======          =======             =========          =======

 Weighted average number of shares outstanding            9,977            9,914                 9,965            9,906


 Per share earnings*                                     $0.516           $0.384                $1.103           $0.561
                                                        =======          =======             =========          =======

 Computation of Per Share Primary Earnings
 -----------------------------------------


 Income applicable to common stock                       $5,151           $3,810               $10,992           $5,561
                                                        =======          =======             =========          =======

 Weighted average number of shares outstanding            9,977            9,914                 9,965            9,906
 Add net shares issuable from assumed exercise
    of options (under treasury stock method)                177              142                   177              150
                                                       --------         --------              --------         --------


 Shares applicable to primary earnings                   10,154           10,056                10,142           10,056
                                                         ======           ======                ======           ======

 Per share primary earnings*                             $0.507           $0.379                $1.084           $0.553
                                                         ======           ======                ======           ======

 Dilutive effect                                           1.7%             1.4%                  1.7%             1.4%


 Computation of Per Share Fully Diluted Earnings
 -----------------------------------------------

 Net income (See Note A)                                 $5,418           $4,078               $11,527           $5,561
                                                         ======           ======               =======           ======


 Weighted average number of shares outstanding            9,977            9,914                 9,965            9,906
 Add net shares issuable from assumed exercise
    of options (under treasury stock method)                177              142                   177              150
 Add weighted average shares issuable from
    assumed conversion of convertible preferred
    stock (See Note A)                                      889              894                   889              -
                                                       --------         --------              --------           ------

 Shares applicable to fully diluted earnings             11,043           10,950                11,031           10,056
                                                         ======           ======                ======           ======


 Per share fully diluted earnings*                       $0.491           $0.372                $1.045           $0.553
                                                         ======           ======                ======           ======

 Dilutive effect                                           4.8%            3.2%                   5.3%             1.4%

 (A) For the six months ended June 30, 1994, the assumed conversion of convertible preferred stock would have been antidilutive. Accordingly, the dividends and shares issuable from assumed conversion have been excluded pursuant to APB No. 15.

__________
*  Rounded

This calculation is submitted in accordance with Regulation  S-K, item
601(b)(11).